Exhibit 10.47

THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement is entered into as of December 27, 2018 (the “Amendment”), by and between MONTAGE CAPITAL II, L.P. (“Lender”) and BRIDGELINE DIGITAL, INC. (“Borrower”).

RECITALS

Borrower and Lender are parties to that certain Loan and Security Agreement dated as of October 10, 2017 and as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of May 10, 2018 and that certain Second Amendment to Loan and Security Agreement dated as of October 22, 2018 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.           Section 5.3 of the Agreement is amended and restated in its entirety to read as follows:

5.3     Financial Covenants.

(a)     Minimum Asset Coverage Ratio. Borrower shall maintain, at all times and measured as of the last day of each month, a ratio of (i) Eligible Accounts plus Eligible Foreign Accounts plus Borrower's unrestricted cash maintained in accounts that are subject to an account control agreement in favor of Lender to (ii) all outstanding Obligations owing to Lender, of no less than 1.40 : 1.00.

(b)     Performance to Plan – Adjusted EBITDA. Borrower’s minimum quarterly Adjusted EBITDA for the fiscal quarters ending on December 31, 2018, March 31, 2019, June 30, 2019 and September 30, 2019 shall be at least the amount set forth on Exhibit A. Notwithstanding the foregoing, Borrower shall not be deemed in breach of the foregoing covenant if the total negative deviation from its projected Adjusted EBITDA for a particular quarter period does not exceed $200,000. Borrower and Lender shall mutually agree upon minimum quarterly Adjusted EBITDA amounts for subsequent fiscal quarters no later than September 30, 2019.

(c)     Minimum Cash. Borrower shall maintain at all times at least $500,000 in unrestricted cash in its accounts that are subject to an account control agreement in favor of Lender.

2.           The following definition in Section 13 of the Agreement is amended and restated in its entirety to read as follows:

“Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization expenses and non-cash stock-based compensation expense, and net of any non-cash good will adjustments, each as determined in accordance with GAAP.

3.           Exhibit A to the Agreement is replaced in its entirety with the Exhibit A attached hereto.

4.         Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

5.        This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

6.           As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

(a)     payment of an amendment fee in the amount of $2,000 plus all Lender Expenses incurred through the date of this Amendment; and

(b)     such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BRIDGELINE DIGITAL, INC.

By: /s/ Carole Tyner

Name: Carole Tyner

Title: CFO

MONTAGE CAPITAL II, L.P.

By: /s/ Michael J. Rose

Name: Michael J. Rose

Title: Managing Director

EXHIBIT A

COMPLIANCE CERTIFICATE

BORROWER:	Bridgeline Digital, Inc.

Note: Please send all required reporting to:	Montage Capital II, L.P.
900 East Hamilton Avenue, Suite 100
Campbell, CA 95008
Fax: (408) 659-2318
Email: mrose@montagecapital.com

The undersigned authorized officer of Bridgeline Digital, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Lender (the “Agreement”).

Borrower is in complete compliance for the period ending _______________ with all required covenants, except as noted below; and all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof.

Attached herewith are the required documents supporting the above certification. The authorized officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements	Monthly within 30 days	Yes	No
A/R & A/P Agings	Monthly within 30 days	Yes	No
Deferred revenue schedule	Monthly within 30 days	Yes	No
Compliance Certificate	Monthly within 30 days	Yes	No
Annual financial statements (CPA audited)	FYE within 120 days	Yes	No
Annual financial projections for upcoming year	Within 30 days of FYE	Yes	No
Tax returns with schedules	Within 15 days of filing	Yes	No
10K and 10Q	Within 5 days of filing	Yes	No
Reports & certificates provided to Senior Lender	Concurrently upon delivery to Senior Lender	Yes	No

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES

Minimum unrestricted cash subject to control agreement	$500,000	$	Yes	No

Asset Coverage Ratio (monthly)	1.40 : 1.00	_______: 1.00	Yes	No

Maximum quarterly Adjusted EBITDA Loss for:
Quarter ending 12/31/18 and beyond	($1,020,000)	$__________	Yes	No
Quarter ending 3/31/19 and beyond	($928,000)	$__________	Yes	No
Quarter ending 6/30/19 and beyond	($767,000)	$__________	Yes	No
Quarter ending 9/30/19 and beyond	($569,000)	$__________	Yes	No

Please attach any comments as additional pages.

Bridgeline Digital, Inc.

Signature

Name

Title

Date